Exhibit 99.1

Meridian Corporation’s Third Quarter 2019 Earnings Increase 22% Year-Over-Year to $3.3 Million, or $0.52 Per Diluted Share

MALVERN, Pa., October 24, 2019 — Meridian Corporation (Nasdaq: MRBK) today reported net income increased 21.6% to $3.3 million, or $0.52 per diluted share for the third quarter of 2019, compared to $2.7 million, or $0.42 per diluted share, in the third quarter of 2018, generating a return on average assets and return on average equity of 1.24% and 11.29%, respectively, for the current quarter.  For the first nine months of 2019, Meridian’s net income increased $1.5 million or 26.6% to $7.3 million, or $1.14 per diluted share, compared to $5.8 million, or $0.90 per diluted share, for the first nine months of 2018.

“Meridian achieved record earnings for the third quarter, with annualized return on average equity of 11.29% and annualized return on average assets of 1.24%. This resulted from continued growth in our core commercial loan business, greater SBA loan generation and sale activities, and seasonally-high mortgage production,” said Christopher J. Annas, Chairman and CEO.  “Commercial loan balances are up nearly 12% year-to-date and along with a net interest margin of 3.61%, year-to-date net interest income grew 10% over prior year”.

“Our mortgage division profitability was excellent during the third quarter and we see purchase and refinance activity continuing strong in the fourth quarter”, Annas continued. “Our mortgage business has been profitable every year since 2012, and our third quarter is generally the most active.”

“Our Pennsylvania, Delaware and New Jersey markets continue to demonstrate strong economic growth.  Additionally, the recent DNB First and Beneficial acquisitions by out-of-market banks, coupled with our consistent outreach efforts, should help us achieve our annualized 15% loan growth target,” Annas concluded.

Financial Highlights

•

Net income for the three and nine months ended September 30, 2019 was $3.3 million and $7.3 million, respectively, increases of $590 thousand or 21.6% and $1.5 million or 26.6% as compared to net income for the same periods in 2018.

•	Total assets of $1.1 billion as of September 30, 2019 increased $129.5 million, or 13.0% year-to-date and $167.0 million or 17.4% year-over-year.
•	Total portfolio loans and leases of $935.9 million as of September 30, 2019 increased $97.8 million, or 11.7% year-to-date and $129.1 million or 16.0% year-over-year.
•	Total deposits of $858.5 million as of September 30, 2019 increased $106.3 million, or 14.1% year-to-date and $76.5 million or 9.8% year-over-year.
•	Non-interest bearing deposits of $129.3 million as of September 30, 2019 increased $3.2 million, or 2.5% year-to-date and $4.4 million or 3.6% year-over-year.
•	Net interest income increased $896 thousand or 10.7% and $2.5 million or 10.1% for the three and nine months ended September 30, 2019 over the same periods in 2018.

•	The net interest margin was 3.61%, and 3.66%, for the three and nine months ended September 30, 2019, respectively, compared to 3.72% and 3.83% for the same periods in 2018
•

Meridian Bank was ranked 4th  , by total dollars of SBA loans originated, in the Eastern Pennsylvania District. Our SBA team originated $25.4 million in loans for the nine months ended September 30, 2019.  SBA revenue amounted to $645 thousand and $1.2 million for the three and nine months ended September 30, 2019, respectively.

•

Mortgage division originated $191 million and $425 million in loans during the three and nine months ended September 30, 2019, respectively, resulting in $7.9 million and $19.1 million in revenue for the same periods, respectively.

Select Condensed Financial Information

	For the Quarter Ended (Unaudited)
	2019	2019	2019	2018	2018
(Dollars in thousands, except per share data)	September 30	June 30	March 31	December 31	September 30
Income:
Net income - consolidated	$3,317	$2,022	$2,006	$2,364	$2,727
Basic earnings per common share	$0.52	$0.32	$0.31	$0.37	$0.43
Diluted earnings per common share	$0.52	$0.31	$0.31	$0.37	$0.42
Net income - excluding Mortgage	2,329	2,203	1,969	1,826	1,973
Net income - Mortgage	988	(181)	37	538	754
Net interest income - consolidated	9,274	8,922	8,477	8,441	8,378

	At the Quarter Ended (Unaudited)
	2019	2019	2019	2018	2018
	September 30	June 30	March 31	December 31	September 30
Balance Sheet:
Total assets	$1,126,937	$1,055,906	$1,027,514	$997,480	$959,921
Loans, net of fees and costs	935,858	885,172	862,372	838,106	806,788
Total deposits	858,461	840,714	810,713	752,130	781,927
Non-interest bearing deposits	129,302	127,158	115,464	126,150	124,855
Stockholders' Equity	117,772	114,379	111,992	109,552	106,703

	At the Quarter Ended (Unaudited)
	2019	2019	2019	2018	2018
	September 30	June 30	March 31	December 31	September 30
Balance Sheet (Average Balances):
Total assets	$1,059,456	$1,001,908	$977,205	$944,486	$936,329
Loans, net of fees and costs	912,781	874,836	849,237	809,489	801,914
Total deposits	844,568	836,133	788,587	788,796	722,647
Non-interest bearing deposits	126,101	117,664	122,729	128,595	122,454
Stockholders' Equity	116,547	113,605	111,197	108,302	106,505

	At the Quarter Ended (Unaudited)
	2019	2019	2019	2018	2018
	September 30	June 30	March 31	December 31	September 30
Performance Ratios:
Return on average assets - consolidated	1.24%	0.81%	0.83%	0.99%	1.16%
Return on average equity - consolidated	11.29%	7.14%	7.32%	8.66%	10.19%

	For the Quarter Ended (Unaudited)
Other Select Condensed Financial Information	2019	2019	2019	2018	2018
	September 30	June 30	March 31	December 31	September 30
Bank, excluding Mortgage:
Net interest income after provision for loan losses	$8,502	$8,867	$8,200	$7,962	$7,887
Non-interest income	2,152	1,971	1,270	1,403	1,397
Non-interest expense	7,759	8,049	6,987	7,018	6,843
Net income / (loss)	2,329	2,203	1,969	1,826	1,973

Mortgage:
Net interest income	$67	$41	$58	$160	$200
Non-interest income	7,662	5,957	5,177	6,061	7,770
Non-interest expense	6,393	6,195	5,130	5,538	6,910
Net income / (loss)	988	(181)	37	538	754

Reconciliation of Non-GAAP Financial Measures

Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate performance trends and the adequacy of common equity. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Meridian believes adjusted net income, adjusted earnings per common share, adjusted ROAA and adjusted ROAE provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Because management believes that these adjustments are not incurred as a result of ongoing operations, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. This supplemental presentation should not be construed as an inference that Meridian’s future results will be unaffected by similar adjustments to these measures determined in accordance with GAAP.

	Adjusted Net Income and Earnings per Share (Unaudited)
	2019	2019	2019	2018	2018
(Dollars in thousands, except per share data)	3rd QTR	2nd QTR	1st QTR	4th QTR	3rd QTR
Net income - consolidated	$3,317	$2,022	$2,006	$2,364	$2,727
Litigation settlement adjustment, net of tax	—	517	97	—	—
Holding company formation cost adjustment, net of tax	—	—	—	—	179
Contingent asset fair value adjustment, net of tax	—	—	—	—	138
Adjusted net income - consolidated(1)	3,317	2,539	2,103	2,364	3,044

Net income - excluding Mortgage	2,329	2,203	1,969	1,826	1,973
Adjusted net income - excluding Mortgage(1)	2,329	2,720	2,066	1,826	2,290

Net income per common share, diluted	$0.52	$0.31	$0.31	$0.37	$0.42
Litigation settlement adjustment, net of tax	—	0.08	0.02	—	—
Holding company formation cost adjustment, net of tax	—	—	—	—	0.03
Contingent asset fair value adjustment, net of tax	—	—	—	—	0.02
Adjusted diluted earnings per share(1)	$0.52	$0.39	$0.33	$0.37	$0.47
Adjusted diluted earnings per share- excluding Mortgage(1)	$0.36	$0.42	$0.32	$0.28	$0.36

	Adjusted Return Ratios (Unaudited)
	2019	2019	2019	2018	2018
	3rd QTR	2nd QTR	1st QTR	4th QTR	3rd QTR
Return on average assets - consolidated	1.24%	0.81%	0.83%	0.99%	1.16%
Adjusted return on average assets - consolidated(1)	1.24%	1.02%	0.87%	0.99%	1.29%
Return on average equity - consolidated	11.29%	7.14%	7.32%	8.66%	10.19%
Adjusted return on average equity - consolidated(1)	11.29%	8.96%	7.67%	8.66%	11.34%

Return on average assets - excluding Mortgage	0.90%	0.54%	0.83%	0.79%	0.87%
Adjusted return on average assets - excluding Mortgage(1)	0.90%	1.11%	0.88%	0.79%	0.97%
Return on average equity - excluding Mortgage	7.93%	4.68%	7.18%	6.69%	7.37%
Adjusted return on average equity - excluding Mortgage(1)	7.93%	9.60%	7.54%	6.69%	8.53%

(1)

Adjusted net income, adjusted earnings per common share, adjusted ROAA and adjusted ROAE are non-GAAP measures and remove the tax effect of the charges to earnings for the settlement of outstanding litigation of $148 thousand (second quarter of 2019), $28 thousand (first quarter of 2019), and $44 thousand (second quarter of 2018), respectively,  as well as for the holding company formation costs of $51 thousand, and the fair value adjustment to contingent assets of $39 thousand in the third quarter of 2018.

Income Statement Summary

Net income was $3.3 million, or $0.52 per diluted share for the third quarter of  2019 compared to net income of $2.7 million, or $0.42 per diluted share, for the same period in 2018. The increase was attributable to the expansion of net interest income of $896 thousand partially offset by a higher level of provision for loan losses of $414 thousand as well as an increase of $647 thousand of non-interest income partially offset by an increase in non-interest expense of $399 thousand period over period. Net income was $7.3 million, or $1.14 per diluted share for the first nine months of  2019 compared to $5.8 million, or $0.90 per diluted share, for the same period in 2018.

Net interest income increased $896 thousand, or 10.7%, to $9.3 million for the third quarter 2019, from $8.4 million for the same period in 2018. Net interest income increased $2.5 million, or 10.1%, to $26.7 million for the first nine months of 2019, from $24.2 million for the same period in 2018. The growth in interest income for the third quarter of 2019 compared to the third quarter a year ago reflects an increase in average interest earning assets of $124.9 million. The growth in interest income for the third quarter of 2019 compared to the third quarter a year ago reflects an increase in average interest earning assets of $128.3 million.  Increases over both periods were partially offset by the decrease in the net interest margin. The net interest margin was 3.61%, and 3.66%, for the three and nine months ended September 30, 2019, respectively, compared to 3.72% and 3.83% for the same periods in 2018. The decrease in net interest margin reflects pressure from cost of funds during the three and nine month periods which did not reprice at the same level as variable related assets.

Reflecting strong loan growth, Meridian’s provision for loan losses increased $414 thousand to $705 thousand in the third quarter of 2019, compared to the third quarter a year ago.  In the first nine months of the year, the provision for loan losses decreased $320 thousand to $938 thousand, compared to the same period in 2018. The decrease was primarily a result of significant net loan recoveries in the first and second quarters of 2019.

Total non-interest income for the third quarter of 2019 was $9.8 million, up $647 thousand, or 7.1%, from the comparable period in 2018. Total non-interest income for the nine months ended September 30, 2019 was $24.2 million, down $703 thousand, or 2.8%, from the comparable period in 2018. The increase in non-interest income for the third quarter of 2019 compared to the third quarter in 2018 was primarily the result of SBA income recognized on the sales of SBA loans.  The decrease in non-interest income for the nine month period came primarily from our mortgage division, as lower levels of mortgage originations reduced banking income $1.3 million. This lower revenue along with hedging losses ($1.3 million decrease reflected in other income) were partially offset by fair value gains (up $763 thousand) combined to reduce non-interest income by $1.8 million.  Also affecting non-interest income for the nine month period, wealth management revenue was down $298 thousand reflecting the market value changes in assets under management, which decreased correspondingly to changes in the stock market.  These decreases in non-interest income for the nine month period were partially offset by $1.2 million in SBA income as well as $212 thousand in gains recognized on the sale of investment securities.  There were no SBA loan sales or sales of securities in the prior year comparable periods.

Total non-interest expense was $14.2 million for the third quarter of 2019, up $399 thousand, or 2.9%, from $13.8 million for the third quarter a year ago and $40.5 million for first nine months of the year, up $123 thousand, or 0.30%, from $40.4 million for the same period in the 2018.  There was a $418 thousand or 4.7% increase in salaries and employee benefits for the third quarter of 2019 compared to the same period in 2018 due to the increase in corporate employees. There was a reduction in salaries and employee benefits expense of $930 thousand or 3.5% for the nine months ended September 30, 2019 compared to prior year, as full-time equivalent employees, particularly in the mortgage division declined. Occupancy and equipment expense was up $26 thousand or 2.8% for the three month due to increased rental space for Philadelphia offices and relatively flat (down 0.9%) for the nine  month periods. In addition, variable loan expenses decreased by $11 thousand and $85 thousand over the three and nine month periods ended September 30, 2019, respectively, reflecting the lower level of mortgage originations year-over-year. Professional fees were up $106 thousand,  or 14.8%, and $330 thousand, or 19.8%, for the three and nine month periods ended September 30, 2019.  For the third quarter of 2019, professional fees were up due to accounting and compliance fees related to public reporting requirements and mortgage compliance.  For the nine month period, the higher professional fee were due largely attributable to legal and accounting fees incurred as part of the Maryland mortgage licensing issue in the first quarter, in addition to legal fees incurred related to the litigation matter discussed below.  Advertising and promotion expenses were down slightly over these same periods due to the timing and number of promotional events held.  Data processing and information technology expenses were up over these same periods due to increased customer transaction volume.  Communications expense decreased over these same periods as the number of office locations declined from the prior year.

Other non-interest expenses decreased $157 thousand to $903 thousand for the third quarter of 2019, compared to the third quarter a year ago.  The decrease was primarily related to a $199 thousand credit of FDIC insurance related to the Small Bank Assessment Credit.  In the first nine months of 2019, non-interest expenses increased $890 thousand to $3.8 million when compared to the prior year period. The settlement of the outstanding litigation matter contributed $790 thousand to other non-interest expense for the first nine months of 2019, along with $79 thousand of other expense incurred for the previously disclosed Maryland mortgage licensing issue.  Increase in the PA shares tax assessment due to the growth of the Bank also contributed to higher non-interest expenses during the year-to-date period, from the same period in the prior year.

Balance Sheet Summary

As of September 30, 2019, total assets were $1.1 billion compared with $959.9 million as of September 30, 2018 and $997.5 million as of December 31, 2018. Total assets increased $167.0 million, or 17.4%, on a year-over-year basis primarily due to 16.0% loan growth. Total assets increased $129.5 million, or 13.0%, from year-end, as a result of an increase in loans and loans held for sale of $108.7 million or 12.4% combined.

Total loans, excluding mortgage loans held for sale, grew $129.1 million, or 16.0%, to $935.9 million as of September 30, 2019, from $806.8 million as of September 30, 2018. For the nine month period ending September 30, 2019, loans, excluding mortgages held for sale increased $97.8 million, or 11.7%, from $838.1 million as of December 31, 2018. The increase in loans for both periods is attributable to our expanding presence in the Philadelphia market area, which continues to show growth in real estate investments. Commercial loans increased a net $23.8 million, or 9.7%, year-over-year.  Commercial real estate and commercial construction loans combined increased $90.3 million, or 21.6%, year-over-year. SBA loans increased $7.6 million or 108.2%, as a result of the new lending team hired in the fourth quarter of 2018.  Residential loans held in portfolio increased $6.0 million, or 11.8%, year-over-year as certain loan products or terms were targeted to hold in portfolio. Residential mortgage loans held for sale increased $14.6 million, or 42.8%, to $48.6 million as of September 30, 2019 from September 30, 2018 fuled by the recent lower rates.

Deposits were $858.5 million as of September 30, 2019, up $76.5 million, or 9.8%, from September 30, 2018, and up $106.3 million, or 14.1%, from December 31, 2018. Non-interest bearing deposits increased $4.4 million, or 3.6%, from September 30, 2018 and increased $3.2 million, or 2.5%, from December 31, 2018. Money market accounts/savings accounts increased $51.4 million, or 18.6%, since September 30, 2018 and $95.0 million, or 40.8%, since December 31, 2018 due to new or increased business money market accounts.  Interest-bearing checking accounts decreased $22.8 million, or 22.0%, year-over-year, and decreased $34.0 million or 29.7% from December 31, 2018.  Municipal checking accounts declined $20.5 million during the first nine months 2019, which accounted for most of the change.  Certificates of deposit increased $43.5 million, or 15.7%, since September 30, 2018 and $42.2 million, or 15.1%, since December 31, 2018.  Borrowings were $131.6 million as of September 30, 2019, up $81.4 million, or 162.1%, from September 30, 2018, and up $11.1 million, or 9.2%, from December 31, 2018. These increases, led by short-term borrowings, were used to help fund loan growth, along with the deposit growth noted above.

Consolidated stockholders’ equity of the Corporation was $117.8 million, or 10.45% of total assets as of September 30, 2019, as compared to $106.7 million, or 11.12% of total assets as of September 30, 2018. As of September 30, 2019, the Tier 1 leverage ratio was 10.69%, the Tier 1 risk-based capital and common equity ratios were 11.25%, and total risk-based capital was 13.11%. Quarter-end numbers show a tangible common equity to tangible assets ratio of 10.06%. Tangible book value per share was $17.62 as of September 30, 2019, compared with $15.86 as of September 30, 2018.

Asset Quality Summary

Asset quality remains strong year-over-year. The Bank had net charge-offs to total average loans of 0.00% for the quarters ended September 30, 2019, and 2018.  The Bank had net recoveries to total average loans of 0.04% for the first nine months of 2019 and 0.03% for the same period in 2018.  Total non-performing assets were $4.0 million as of September 30, 2019, compared to $2.9 million as of September 30, 2018, and $3.9 million as of December 31, 2018. The ratio of non-performing assets to total assets as of September 30, 2019 was 0.36% compared to 0.30% as of September 30, 2018 and 0.39% as of December 31, 2018. The ratio of allowance for loan losses to total loans held for investment, excluding loans at fair value, was 1.01% as of September 30, 2019, compared to 0.97% recorded as of September 30, 2018 and December 31, 2018.

About Meridian Corporation

Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is a full-service commercial bank headquartered in Malvern, Pennsylvania with 20 offices in the greater Philadelphia Metro market. The Bank offers a full range of commercial and retail loan and deposit products, along with wealth management and electronic payment services. Meridian Mortgage, a division of the Bank, is a top tier provider of residential mortgage loans. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

 “Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.  Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission (including our Annual Report on Form 10-K for the year ended December 31, 2018) and, for periods prior to the completion of the holding company reorganization, Meridian Bank’s filings with the FDIC, including Meridian Bank’s Annual Report on Form 10‑K for the year ended December 31, 2017, subsequently filed quarterly reports on Form 10‑Q and current reports on Form 8‑K that update or provide information in addition to the information included in the Form 10‑K and Form 10‑Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

FINANCIAL TABLES FOLLOW

FINANCIAL RATIOS

	Quarterly
	2019	2019	2019	2018	2018
(Dollars in thousands, except per share data)	3rd QTR	2nd QTR	1st QTR	4th QTR	3rd QTR
Earnings and Per Share Data
Net income	$3,317	$2,022	$2,006	$2,364	$2,727
Basic earnings per common share	0.52	0.32	0.31	0.37	0.43
Diluted earnings per common share	0.52	0.31	0.31	0.37	0.42
Common shares outstanding	6,408	6,407	6,407	6,407	6,407

Performance Ratios
Return on average assets - consolidated	1.24%	0.81%	0.83%	0.99%	1.16%
Return on average assets - excluding Mortgage (non-GAAP)	0.90%	0.54%	0.83%	0.79%	0.87%
Return on average equity - consolidated	11.29%	7.14%	7.32%	8.66%	10.19%
Return on average equity - excluding Mortgage (non-GAAP)	7.93%	4.68%	7.18%	6.69%	7.37%
Net interest margin (TEY)	3.61%	3.72%	3.67%	3.70%	3.72%
Yield on earnings assets	5.29%	5.44%	5.33%	5.19%	5.12%
Cost of funds	1.83%	1.89%	1.81%	1.65%	1.54%
Efficiency ratio - consolidated	74%	85%	81%	79%	78%
Adjusted efficiency ratio - consolidated (non-GAAP)	74%	81%	80%	79%	76%
Efficiency ratio - excluding Mortgage (non-GAAP)	68%	73%	72%	73%	71%
Adjusted efficiency ratio - excluding Mortgage (non-GAAP)	68%	68%	71%	72%	67%

Asset Quality Ratios
Net charge-offs to average loans	0.00%	(0.03%)	(0.01%)	0.00%	0.00%
Non-performing loans/Total loans	0.40%	0.45%	0.43%	0.45%	0.35%
Non-performing assets/Total assets	0.36%	0.40%	0.38%	0.39%	0.30%
Allowance for loan losses/Total loans	0.95%	0.93%	0.94%	0.92%	0.92%
Allowance for loan losses/Total loans held for investment (excluding loans at fair value)	1.01%	0.99%	0.99%	0.97%	0.97%
Allowance for loan losses/Non-performing loans	236.95%	208.28%	218.64%	204.85%	263.89%

Capital Ratios
Book value per common share	$18.38	$17.85	$17.48	$17.10	$16.65
Tangible book value per common share	$17.62	$17.09	$16.70	$16.31	$15.86
Total equity/Total assets	10.45%	10.83%	10.90%	10.98%	11.12%
Tangible common equity/Tangible assets	10.06%	10.42%	10.47%	10.53%	10.64%
Tier 1 leverage ratio	10.69%	10.96%	11.01%	11.16%	10.98%
Common tier 1 risk-based capital ratio	11.25%	11.37%	11.71%	11.72%	11.99%
Tier 1 risk-based capital ratio	11.25%	11.37%	11.71%	11.72%	11.99%
Total risk-based capital ratio	13.11%	13.23%	13.65%	13.66%	13.99%

	Statements of Income (Unaudited)		Statements of Income (Unaudited)
	Quarter Ended		Nine Months Ended
(Dollars in Thousands)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Interest Income
Interest and fees on loans	$13,152	$11,218	$37,686	$31,217
Investments and cash	438	355	1,301	960
Total interest income	13,590	11,573	38,987	32,177

Interest Expense
Deposits	3,633	2,485	10,584	6,171
Borrowings	683	710	1,731	1,790
Total interest expense	4,316	3,195	12,315	7,961

Net interest income	9,274	8,378	26,672	24,216
Provision for loan losses	705	291	938	1,258
Net interest income after provision for loan losses	8,569	8,087	25,734	22,958

Non-Interest Income
Mortgage banking income	7,910	8,274	19,139	20,407
Wealth management income	922	930	2,698	2,996
SBA income	645	—	1,160	—
Earnings on investment in life insurance	74	74	218	225
Net change in fair value of mortgage related financial instruments	30	(333)	292	(471)
Gain on sale of investment securities available-for-sale	74	—	212	—
Service charges	28	27	82	87
Other	131	195	387	1,647
Total non-interest income	9,814	9,167	24,188	24,891

Non-Interest Expenses
Salaries and employee benefits	9,319	8,901	25,789	26,719
Occupancy and equipment	946	920	2,845	2,870
Loan expenses	758	769	1,877	1,962
Professional fees	820	714	2,000	1,670
Advertising and promotion	574	590	1,769	1,802
Data processing	343	334	990	924
Information technology	334	268	919	836
Communications	155	197	510	683
Other	903	1,060	3,813	2,923
Total non-interest expenses	14,152	13,753	40,512	40,389

Income before income taxes	4,231	3,501	9,410	7,460
Income tax expense	914	774	2,066	1,661
Net Income	$3,317	$2,727	$7,344	$5,799

Weighted-average basic shares outstanding	6,407	6,402	6,407	6,393
Basic earnings per common share	$0.52	$0.43	$1.15	$0.91

Adjusted weighted-average diluted shares outstanding	6,437	6,430	6,436	6,425
Diluted earnings per common share	$0.52	$0.42	$1.14	$0.90

	Statement of Condition (Unaudited)
(Dollars in Thousands)	September 30, 2019		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Assets
Cash & cash equivalents	$40,532		$30,630	$38,940	$23,952	$25,823
Investment securities	61,571		60,816	63,152	63,169	60,449
Mortgage loans held for sale	48,615		39,288	29,612	37,695	34,044
Loans, net of fees and costs	935,858		885,172	862,372	838,106	806,788
Allowance for loan losses	(9,312)		(8,625)	(8,376)	(8,053)	(7,711)
Bank premises and equipment, net	8,929		9,225	9,276	9,638	9,947
Bank owned life insurance	11,787		11,713	11,641	11,569	11,494
Other real estate owned	120		120	120	—	—
Goodwill and intangible assets	4,841		4,909	4,978	5,046	5,114
Other assets	23,996		22,658	15,799	16,358	13,973
Total Assets	$1,126,937		$1,055,906	$1,027,514	$997,480	$959,921

Liabilities & Stockholders’ Equity
Liabilities
Non-interest bearing deposits	$129,302		$127,158	$115,464	$126,150	$124,855
Interest bearing deposits
Interest checking	80,588		88,055	112,484	114,610	103,353
Money market / savings accounts	327,643		284,666	286,463	232,653	276,258
Certificates of deposit	320,928	`	340,835	296,302	278,717	277,461
Total interest bearing deposits	729,159		713,556	695,249	625,980	657,072
Total deposits	858,461		840,714	810,713	752,130	781,927
Borrowings	131,588		83,927	88,264	120,538	50,199
Subordinated debt	9,176		9,176	9,239	9,239	9,308
Other liabilities	9,940		7,710	7,306	6,021	11,784
Total Liabilities	1,009,165		941,527	915,522	887,928	853,218

Stockholders' Equity	117,772		114,379	111,992	109,552	106,703
Total Liabilities & Stockholders’ Equity	$1,126,937		$1,055,906	$1,027,514	$997,480	$959,921

	Condensed Statements of Income (Unaudited)
	Three Months Ended
(Dollars in Thousands)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Interest income	$13,590	$13,073	$12,324	$11,886	$11,573
Interest expense	4,316	4,151	3,847	3,445	3,195
Net interest income	9,274	8,922	8,477	8,441	8,378
Provision for loan losses	705	14	219	319	291
Non-interest income	9,814	7,928	6,447	7,464	9,167
Non-interest expense	14,152	14,244	12,117	12,556	13,753
Income before income tax expense	4,231	2,592	2,588	3,030	3,501
Income tax expense	914	570	582	666	774
Net Income	$3,317	$2,022	$2,006	$2,364	$2,727

Weighted-average basic shares outstanding	6,407	6,407	6,407	6,407	6,402
Basic earnings per common share	$0.52	$0.32	$0.31	$0.37	$0.43

Adjusted weighted-average diluted shares outstanding	6,436	6,436	6,436	6,433	6,430
Diluted earnings per common share	$0.52	$0.31	$0.31	$0.37	$0.42